EXHIBIT 21

SUBSIDIARIES OF SNYDER'S-LANCE, INC.

Name of Subsidiary	State/Province of Incorporation

Lanhold Investments, Inc. (1)	Delaware
TFL Liquidating Ltd. (2)	Ontario
Late July Holdings, LLC (8)	Delaware
Late July Snacks, LLC (9)	Delaware
S-L Snacks Real Estate, Inc. (1)	Pennsylvania
S-L Snacks National, LLC (3)	North Carolina
S-L Distribution Company, Inc. (3)	Delaware
S-L Snacks Finance, Inc. (4)	Delaware
Patriot Snacks Real Estate, LLC (4)	Delaware
S-L Snacks IN, LLC (5)	North Carolina
S-L Snacks PN, LLC (5)	North Carolina
S-L Snacks NC, LLC (6)	North Carolina
S-L Snacks GA, LLC (6)	North Carolina
S-L Snacks FL, LLC (5)	North Carolina
S-L Snacks MA, LLC (5)	North Carolina
S-L Snacks PA, LLC (5)	North Carolina
S-L Snacks AZ, LLC (5)	North Carolina
S-L Snacks Logistics, LLC (5)	North Carolina
S-L Snacks OH, LLC (5)	North Carolina
S-L Snacks EU, LLC (5)	Delaware
Snack Factory Holding, Inc. (5)	Delaware
Princeton Vanguard, LLC (7)	Delaware
Snack Factory, LLC (7)	New Jersey
Baptista's Bakery, Inc. (5)	Wisconsin

(1) Snyder's-Lance, Inc. owns 100% of the outstanding voting equity securities.
(2) Subsidiary of Lanhold Investments, Inc., which owns 100% of the outstanding voting equity securities.
(3) Subsidiary of S-L Snacks Real Estate, Inc., which owns 100% of the outstanding voting equity securities.
(4) Subsidiary of S-L Distribution Company, Inc., which owns 100% of the outstanding voting equity securities.
(5) Subsidiary of S-L Snacks National, LLC, which owns 100% of the outstanding voting equity securities.
(6) Subsidiary of S-L Snacks PN, LLC, which owns 100% of the outstanding voting equity securities.
(7) Subsidiary of Snack Factory Holding, Inc., which owns 100% of the outstanding voting equity securities.
(8) Subsidiary of Snyder's-Lance, Inc., which owns 80% of the outstanding voting equity securities.
(9) Subsidiary of Late July Holdings, LLC, which owns 100% of the outstanding voting equity securities.